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                                                                   EXHIBIT 10.08


                              CONSULTING AGREEMENT

        This Agreement (the "Agreement") is made by and between Neoforma, Inc., a California corporation (the "Company") and Madhavan Rangaswami (the "Consultant") as of July 1, 1999.

        1. Services. The Consultant shall provide to the Company the services set forth in paragraph 1 of Exhibit A in accordance with the terms and conditions contained in this Agreement.

        2. Term. Unless terminated in accordance with the provisions of paragraph 7 hereof, the services provided by the Consultant to the Company shall be performed during the period set forth in paragraph 2 of Exhibit A. The Consultant shall coordinate his work efforts and report his progress regularly to the individual set forth in paragraph 3 of Exhibit A.

        3. Payment for Service Rendered. For providing the consulting services as defined herein, the Company shall deliver to the Consultant the consideration described in paragraph 4 of Exhibit A. The Company shall reimburse the Consultant for all reasonable expenses provided the Company has approved expenses above $500.00 per month in advance and in writing.

        4. Nature of Relationship. The Consultant is an independent contractor. The Consultant will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit program, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior written consent.

        5.      Confidentiality.

                (a) The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone either during the term of this Agreement or thereafter any of the Company's trade secrets or other proprietary data or information of any kind whatsoever acquired by the Consultant. The Consultant further agrees that upon completion or termination of this Agreement, he will turn over to the Company any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of the Agreement. However, the Consultant may keep one copy of such material for archival purposes.

                (b) The Consultant represents that his performance of the terms of the Agreement does not and will not conflict with the terms of any agreement to keep in confidence proprietary information and trade secrets acquired in confidence or in trust prior to his consulting relationship with the Company. The Consultant will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any third party.

                (c) The Consultant represents that he is not presently retained by any entity that manufactures or sells products competitive with those of the Company and he agrees that he will not


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accept such retention during the term of this Agreement without prior written approval of the Company.

      6. Inventions. The Consultant shall promptly and fully disclose to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, software, trade secrets or other intellectual property conceived, developed or reduced to practice by the Consultant during the term of this Agreement and in any way relating to (a) the current research and development of the Company, and (b) the services performed by the Consultant under this Agreement (collectively, the "Information"). The Consultant shall treat all of the Information as the proprietary property of the Company. The Consultant agrees to assign, and does hereby assign, to the Company and its successors and assigns, without further consideration, the Consultant's entire right, title and interest in and to the Information whether or not patentable or copyrightable. The Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights related to the Information.

      7. Indemnification. The Company will defend at its expense, any legal proceeding brought against the Consultant, to the extent that it is based on a claim that any services performed by the Consultant have resulted in a product that is defectively designed or directly infringes a copyright or U.S. patent, and will pay all settlements approved by the Company (which such approval shall not be unreasonably withheld) and damages and court costs awarded by a court of final appeal attributable to such a claim; provided that the Consultant: (a) provides notice of the claim promptly to the Company; (b) gives to the Company initial control of the defense of the same; (c) provides to the Company all available information, assistance and authority to defend; and (d) has not compromised or settled such proceeding without the prior written consent of the Company.

      8.    Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. The parties consent to personal jurisdiction of the federal and state courts within California and service of process being effected by registered mail sent to the address set forth at the end of this Agreement.

            (b) This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the parties hereto. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

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          (c)  This Agreement, including the exhibit attached hereto and made a part hereof, constitutes and expresses the entire agreement and understanding between the parties with respect to the services to be provided by the Consultant. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document. The provisions of paragraphs 5 and 6 shall survive the termination of this Agreement. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

          (d) The Consultant may not subcontract all or any part of the services to be provided hereunder without the prior written consent of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


NEOFORMA, INC.                          CONSULTANT
a Delaware Corporation


By: ____________________                ____________________
Name: Robert Zollars                    Madhavan Rangaswami
Title: President and CEO



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                                                                    EXHIBIT A TO
                                                                   EXHIBIT 10.08

                                   EXHIBIT A


NAME OF CONSULTANT: Madhavan Rangaswami

1.      Description of consulting services:

        Consultant shall perform the following functions, including but not limited to:

        o   Consulting regarding marketing activities.
        o   Consulting regarding executive recruiting.
        o   Consulting regarding investment bankers.

2.      Term of Agreement:

        The initial term of this Agreement shall be three (3) months; provided that at the end of such initial term the Company and Consultant may extend the term of this Agreement for additional periods as determined by the Company, upon the mutual agreement of the parties for additional consideration.

3.      The Consultant shall report to:

        The Consultant shall report to the Company's Chief Executive Officer, who is currently Robert J. Zollars.

4.      Consideration for services:

        As consideration for services, the Consultant shall receive the following consideration:

                (i) Subject to the discretion of the Board of Directors, Consultant shall receive a stock option for 95,325 shares of the Company's Common Stock which 50% vests immediately and the remaining 50% is to vest monthly over the three months following the date of this Agreement. The shares shall be subject to the terms and conditions of such option agreement.




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